                                                                    Exhibit 10.1

                              INTELLON CORPORATION
                       AMENDED AND RESTATED INCENTIVE PLAN


                                   BACKGROUND


       On October 4, 1991, the shareholders of the Company adopted the Intellon Corporation Incentive Plan. This document restates and amends the Plan as hereinafter set forth.

                                    ARTICLE I

                                   Definitions

       As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

              (a) "Award" means an award granted to any Key Employee or Consultant in accordance with the provisions of this Plan in the form of shares of Stock or Options, or any combination of the foregoing.

              (b) "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee or Consultant under this Plan.

              (c) "Board" or "Board of Directors" shall mean the board of directors of the Company.

              (d) "Change of Control" shall be deemed to have occurred if an entity or person (including a "group") as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") which is not a beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the 1934 Act) of more than 10 % of the outstanding common stock of the Corporation as of January 1, 1995, becomes the beneficial owner after such date of shares of the Corporation having 50% or more of the total number of votes that may be cast for the election of Directors of the Corporation.

              (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

              (f) "Committee" shall mean the committee administering the Plan, pursuant to Article III hereof.

              (g) "Company" shall mean Intellon Corporation, a Florida corporation, and its successors and assigns.

              (h) "Disinterested Person" shall mean an individual who is a Director of the Company and who is not, at the time he or she serves as an administrator of the Plan, and has not been at any time within one (1) year prior thereto, eligible to receive an Award under the Plan or for selection as a person to whom Stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to any other plan of the Company or any of its affiliates entitling the participants therein to acquire Stock, stock options, or stock appreciation rights of the Company or any of its affiliates.

              (i) "Employee" shall mean any individual who is employed with the Company as an officer or employee.

              (j) "Incentive Stock Option" shall have the meaning given to it by the Code.

              (k) "Key Employee or Consultant" shall mean an officer, employee, or other consultant of the Company who, in the judgment of the Committee, is responsible for or contributes to the management, growth or profitability of the business of the Company.

              (l) "Nonstatutory Stock Option" shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

              (m) "Option" shall mean an option to purchase Stock granted by the Company pursuant to the provisions of this Plan.

              (n) "Option Price" shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

              (o) "Optionee" shall mean a Key Employee or Consultant who has received an Option granted by the Company hereunder.

              (p) "Plan" shall mean this Intellon Corporation Amended and Restated Incentive Plan.

              (q) "Service" shall mean the tenure of an individual as an Employee of the Company.

              (r) "Stock" shall mean the common stock of the Company, par value $.0l per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

              (s) "Total Disability" means the complete and permanent inability of a Key Employee or Consultant to perform all of his or her duties under the terms of his or her employment or consulting arrangement with the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.



                                   ARTICLE II

                                    The Plan

       2.1 Name. This plan shall be known as the "Intellon Corporation Amended and Restated Incentive Plan."

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

       2.2 Purpose. The purpose of the Plan is to attract and retain persons of ability as employees and consultants of the Company, motivate and reward good performance, encourage such individuals to continue to exert their best efforts on behalf of the Company and provide further opportunities for stock ownership by such individuals in order to increase their proprietary interests in the Company by providing incentive awards to Key Employees and Consultants (including officers and Directors who are also employees), whose responsibilities and decisions directly affect their performance of the Company. Such incentive awards may consist of Stock or, in the discretion of the Committee, Options to purchase such Stock, or any combination of the foregoing, all as the Committee may determine.

       2.3 Effective Date. The Intellon Corporation Incentive Plan became effective on October 4, 1991. This Plan amends and restates such Intellon Corporation Incentive Plan effective February 23, 1996.

       2.4 Participants. Only Key Employees or Consultants of the Company shall be eligible to receive Stock or Options under the Plan.

                                   ARTICLE III

                               Plan Administration

       3.1 Committee. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of members of the Board designated by the Board from time to time, all of whom shall be Disinterested Persons during the time that they serve on such Committee. The Committee shall serve at the pleasure of the Board.

       3.2    Power of the Committee.

              (a) Authority. The Committee shall have full authority and discretion: (a) except with respect to Options covering the Employees and the shares of Stock specified on Exhibit A attached hereto, to determine, consistent with the provisions of this Plan, which of the Key Employees or Consultants will be granted Awards, the form of Awards to be granted, the amount or number of shares of Stock subject to each Award, and the terms and conditions of each Award (which need not be identical): (i) to determine whether the Options granted pursuant to this Plan shall be Incentive Stock Options or Nonstatutory Stock Options; (ii) to construe and interpret the Plan; and (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. The Committee's decisions and determinations under this Plan need not be uniform and may be made selectively among Key Employees and Consultants whether or not such individuals are similarly situated. All such actions and determinations shall be conclusively binding upon all persons for all purposes. Unless otherwise indicated by the Committee, Options granted pursuant to this Plan shall be Incentive Stock Options.

              (b) Proceedings. The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully effective as if made by unanimous vote at a meeting duly called and held.

              (c) Counsel and Consultants; Expenses. The Committee shall employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of this

Plan and may rely upon any opinion and computations received from any such counsel or consultant. All expenses incurred by the Committee in interpreting and administrating the Plan, including without limitation, meeting fees and expenses and professional fees shall be paid by the Company.

              (d) Indemnification. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. Each member or former member of the Committee or Board shall be indemnified and held harmless by the Company against all costs or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Bylaws of the Company.

                                   ARTICLE IV

                         Shares of Stock Subject to Plan

       4.1    Limitations. Subject to adjustment pursuant to the provisions of
Section 4.3 hereof, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options shall not exceed two million one hundred seventy-five thousand (2,175,000) shares. Of the two million one hundred seventy-five thousand (2,175,000) shares of Stock which may be issued and sold hereunder pursuant to the exercise of Options, (i) one million three hundred eighty-nine thousand five hundred (1,389,500) shares shall be covered by the Options specified on Exhibit A attached hereto, which Options shall be Incentive Stock Options or Nonstatutory Stock Options as indicated on Exhibit A, and have been granted to the Key Employees or Consultants (and, as to each such individual, shall cover the number of shares of Stock) specified on Exhibit A attached hereto, and (ii) thirty-six thousand (36,000) shares have been issued pursuant to the exercise of Options granted to the Key Employees or Consultant, specified on Exhibit A attached hereto. Shares issued pursuant to the exercise of Options may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

       4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

       4.3 Antidilution. If and to the extent that the number of issued Stock shall be increased or reduced by a change in par value, split up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to Option and the Option Price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion, or at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the fair market value of the shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate Option Price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate Option Price of such shares. A new option or assumption of the old option shall not give the Optionee additional benefits which he or she did not have under the old option.

                                    ARTICLE V

                                Award and Options

       5.1 Award Grant and Agreement. Each Award granted hereunder shall be evidenced by minutes of a meeting of the Committee authorizing the same and by a written Award Agreement dated as of the date of grant and executed by the Company and the Optionee, which Award Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option; provided, however, that the Options to be granted to the individuals (and, as to each such individual, to cover the number of shares of Stock) specified on Exhibit A attached hereto shall not be required to be evidenced by minutes of a meeting of the Committee authorizing the same.

       5.2 Option Price. The Option Price of each share of Stock subject to an Incentive Stock Option shall be the fair market value of the Stock on the date of grant (and, as to any Nonstatutory Stock Option, shall be the Option Price as determined by the Committee). If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Committee by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Committee using any reasonable method.

       5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. No part of any Option may be exercised until the Optionee shall have remained in the employ of the Company (or, as to the Consultant, been retained by the Company) for the period designated by the Committee, if any, after the date on which the Optionee is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office; and (ii) payment in full (by a check or money order payable to "Intellon Corporation") to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. The Committee shall have the right to determine whether the Option Price may be paid to the Company in consideration (other than cash) as the Committee deems appropriate, including Stock already owned by the Optionee, having a total fair market value, as determined by the Committee, equal to the purchase price of the Stock, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to such purchase price. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

       5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

       5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

              (a) Death. If the Employee's employment with the Company terminates as a result of his or her death, the Employee's personal representative or administrator of the estate of the Employee (or the person or persons to whom the Option shall have been validly transferred by the personal representative or the administrator pursuant to the Employee's Will or the laws of descent and distribution, as the case may be) may exercise the Option as to any shares not previously exercised during his or her lifetime within twelve
(12) months following the date of his or her death.

              (b) Total Disability. If the Employee's employment with the Company terminates as a result of his or her Total Disability, the Employee may exercise the Option as to any vested shares not previously exercised within twelve (12) months following the date of the termination of his or her employment. Notwithstanding the foregoing, if the Employee dies within three (3) months after termination of his or her employment with the Company because of his or her Total Disability, the Employee's personal representative or administrator of the estate of the Employee (or the person or persons to whom the Option shall have been validly transferred by the personal representative or the administrator pursuant to the Employee's Will or the laws of descent and distribution, as the case may be) may exercise the Option as to any shares not previously exercised during his or her lifetime within twelve (12) months following the date of his or her death.

              (c) Other Terminations of Employment. If the Employee's employment with the Company is terminated for any reason other than his or her death or Total Disability, he or she may exercise the Option as to any vested shares not previously exercised within three (3) months following the date of his or her separation from Service.

       5.6    Vesting and Exercise of Options.

              (a) Vesting. Each Option shall vest in accordance with such schedule as the Committee shall determine upon the Award of the Option.

              (b) Change of Control. Notwithstanding any other provision, upon any Change of Control 100% of the Option shall be deemed to be fully exercisable immediately prior to said Change of Control.

              (c) Death. Notwithstanding any other provision, if at least 40% of the Option granted to an Optionee is exercisable in accordance with the terms of the Option, then upon the death of the Employee, 100% of the Option shall be deemed to be fully exercisable immediately prior to the Employee's death.

              (d) Initial Public Offering. Notwithstanding any other provision, in the event of an underwritten registration of an offering of equities securities of the Company, 100% of the Option shall be deemed to become fully exercisable upon the effectiveness of such registration.

       5.7 Rights as Shareholder. An Optionee or any permitted transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

       5.8 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Company shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

                                   ARTICLE VI

                             Incentive Stock Options

       6.1 Requirements. All Incentive Stock Options granted pursuant to the terms of this Plan shall be subject to the additional limitations and restrictions as set forth in the Code and in this Article VI. Any Option granted pursuant to this Plan which does not fulfill all of the provisions of this
Article VI shall not be an Incentive Stock Option and thus shall be a Nonstatutory Stock Option.

       6.2 Grant Period. All Incentive Stock Options granted hereunder must be granted within ten (10) years from the earlier of: (a) the date this Plan is adopted by the Board; or (b) the date this Plan is approved by the shareholders of the Company.

       6.3 Eligibility. The Committee shall determine which Employees shall receive Incentive Stock Options. No member of the Committee is eligible to receive Incentive Stock Options. Incentive Stock Options may not be granted to any Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless: (a) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of its grant; and (b) the Option Price of the shares covered by such Incentive Stock Option is not less than one hundred and ten percent (110%) of the fair market value of such shares on the date that such Incentive Stock Option is granted.

                                   ARTICLE VII

                           Nonstatutory Stock Options

       The Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must fulfill all of the requirements of all provisions of this Plan except for those contained in Article VI hereof. Subject to the approval and acceptance of the Committee, any Optionee who is granted a Nonstatutory Stock Option pursuant to this Plan shall be entitled to elect to surrender all or any part of such Nonstatutory Stock Option to the Company and receive, in exchange, an Incentive Stock Option covering the same number of shares as those with respect to which the Nonstatutory Stock Option was surrendered. Any such election shall be valid and effective only upon its approval and acceptance by the Committee.

                                  ARTICLE VIII

                               Stock Certificates

       The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

              (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

              (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

              (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

                                   ARTICLE IX

                      Loans and Supplemental Cash Payments

       The Committee may provide for supplemental cash payments or loans to Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan. Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed the fair market value of the shares of Stock purchased through an Option on the date of exercise; provided further, that no supplemental cash payment shall be made if it would disqualify such Option as being an Incentive Stock Option. In the case of loans, any such loans shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that in the case of an Option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such terms or conditions that would result in such Option failing to qualify as an Incentive Stock Option.

                                    ARTICLE X

                Termination, Amendment, and Modification of Plan

       The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

                                   ARTICLE XI

                                  Miscellaneous

       11.1 Service. Nothing in this Plan or in any Option granted hereunder or in any Award Agreement relating thereto shall confer upon any Employee the right to continue in the Service of the Company or interfere in any way with the right of the Company to terminate the Employee's employment at any time.

       11.2 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company. No Award under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No individual shall have any claim to an Award until it is actually granted under the Plan.

       11.3 Absence. Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for purposes of this Plan; provided, however, that no Award may be granted to an Employee while he or she is absent on leave.

       11.4 Other Distribution. If the Committee finds that any person to whom any Award, or portion thereof, is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

       11.5 No Assignment. The right of any Key Employee or Consultant or other person to any Award payable under this Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as may otherwise be required by law. If, by reason or any attempted assignment, transfer, pledge, or encumbrance, or any bankruptcy or any other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or Consultant or his or her heirs or assigns or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or Consultant or his or her heirs or assigns, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Key Employee or Consultant, his or her heirs or assigns or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Key Employee or Consultant (or, in the event of his or her death, those of his or her heirs or assigns) in such manner as the Committee may deem proper.

       11.6 Withholding. The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or Consultant or his or her beneficiary, for the withholding of any federal, state, local or foreign taxes.

       11.7 Elections. All elections, designations, requests, notices, instructions and other communications from a Key Employee or Consultant, beneficiary or other person to the Committee, required or permitted under this Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee.

       11.8 Captions. The captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope of intent of any provision hereof.

       11.9 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

       11.10 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

       11.11 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

       11.12 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       11.13 Interpretation. All Awards granted pursuant to this Plan are subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to this Plan.


                                  CERTIFICATION

       The undersigned Secretary of the Company does hereby certify that the Plan was duly adopted by the Board of Directors on February 23, 1996, and by the shareholders of the Company on March 15, 1996.



                                           -------------------------------------
                                           James E. Dykes
                                           President and Chief Operating Officer

EXHIBIT "A"
TO:
INTELLON CORPORATION
AMENDED AND RESTATED INCENTIVE PLAN
(FEBRUARY 23, 1996)

OPTIONS PREVIOUSLY AWARDED AND EXERCISED

                                                                        OPTION           SHARES         PRICE       VESTED
                                                                        EXPIRES
csol      CHUCK MILLER                                 EXERCISED                         18,000          2.00
csol      THE BUFFKIN FAMILY TRUST                     EXERCISED                          1,000          1.00
csol      ERIC BUFFKIN                                 EXERCISED                         11,000          1.00
csol      HARRY J. CORBETT                             EXERCISED                          6,000          1.00
          SUB-TOTAL EXERCISED                                                          ----------
                                                                                         36,000
                                                                                       ----------
          OPTIONS OUTSTANDING
CSO       BRUCE A. DENTON                                3/6/95           3/6/05         15,000          1.00           0%
CSO       CAROLINE T. DAVIS                             9/13/94          9/13/04         10,000          1.00          20%
CSO       CHRISTOPHER C. YASKO                         11/11/91          11/1/0l         10,000          1.00          80%
CSO       CHRISTOPHER C. YASKO                          9/13/94          9/13/04          5,000          1.00          20%
CSO       ERIC BUFFKIN-5/5/94 & 11/1/91                 11/1/91          11/1/0l         78,000          1.00          80%
CSO       GREGORY A. MAGIN                              11/1/91          11/1/0l         30,000          1.00          80%
CSO       HARRY J. CORBETT                              11/1/91          11/1/0l         84,000          1.00          80%
CSO       JAMES E. DYKES                                 8/l/94           8/1/04        500,000          1.00          20%
CSO       JOSEPH F. DELANEY                              3/l/93           3/l/03         90,000          1.00          60%
CSO       JOHN A. TEEGEN -                               8/8/94           8/8/04        125,000          1.00          20%
CSO       JOHN A. TEEGEN - Performance Incentive         1/1/95             based on    125,000          1.00          30%
                                                                         performance
CSO       PETER HOUSE                                   9/13/94          9/13/04         10,000          1.00          20%
CSO       ROBERT B. SHEPARD                            11/15/94         11/15/04         10,000          1.00          20%
CSO       ROBYN M. ASCHLIMAN                           11/15/94         11/15/04         10,000          1.00          20%
CSO       STAN KOSTOFF (C.)-REPRICED 9/13/94             3/l/93           3/l/03         10,000          1.00          60%
CSO       STANLEY J. KOSTOFF, II                        9/13/94          9/13/04         10,000          1.00          20%
CSO       WALTER J. GILL - DIRECTOR                     7/12/94          7/12/04         25,000          1.00          20%
CSO       WILLIAM E. EARNSHAW                           8/15/94          8/15/04        110,000          1.00          20%
CSO       WILLIAM J. O'MEARA - DIRECTOR                 9/13/94          9/13/04         25,000          1.00          20%
CSO       CHRISTINE E. BAUTEL                           5/12/95          5/12/05          2,500          1.00           0%
CSO       ROBERT M. CIARALDI                            4/24/95          4/24/05         10,000          1.00           0%
CSO       JAMES P. PATELLA                              4/17/95          4/17/05         10,000          1.00           0%
CSO       DENNY J. RADFORD                              6/21/95          6/21/05         10,000          1.00           0%
CSO       KENT R. BECKERT                               6/12/95          6/12/05          5,000          1.00           0%
CSO       BRADLEY M. FASCIANA                           9/13/95          9/13/05          5,000          1.75           0%
GSO       RICHARD D. LOCKWOOD                          10/22/95         10/22/05         15,000          1.75           0%
CSO       ERIC BUFFKIN                                 10/22/95         10/22/05         35,000          1.75           0%
CSO       CARRIE BLANCHARD                              1/12/96          1/12/06          5,000          1.75           0%
CSO       BART BLANCHARD                                1/12/96          1/12/06         10,000          1.75           0%
                                                                                                         1.86

                           SUB-TOTAL UNEXERCISED                     ------------
                                                                        1,389,500
                                                                     ------------
                                   TOTAL OPTIONS                        1,425,500
                                                                     ------------

                                 AMENDMENT NO. 1
                                       TO
                              INTELLON CORPORATION
                       AMENDED AND RESTATED INCENTIVE PLAN


       THIS AMENDMENT NO. 1 TO THE INTELLON CORPORATION AMENDED AND RESTATED INCENTIVE PLAN (the "Amendment") is made as of the 19th day of September, 1997.

                                   BACKGROUND

       On February 23, 1996, the Board of Directors, and on March 15, 1996, the shareholders, of Intellon Corporation (the "Company") adopted the Intellon Corporation Amended and Restated Incentive Plan (the "Plan"). On July 18, 1997, the Board of Directors, and on September 19, 1997, the shareholders, of the Company adopted this Amendment in order to amend certain provisions of the Plan.

       NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

       1. Defined Terms. All terms use is Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

       2. Amendment of Article I. Subsection (h) of Article I of the Plan shall be amended by deleting such Subsection in its entirety and inserting the following Subsection in lieu thereof:

              (h) "Disinterested Person" shall mean a member of the Board who is not an Employee.

       3. Amendment of Article Ill. Section 3.1 of Article III shall be amended by deleting such Section in its entirety and inserting the following
Section in lieu thereof:

              3.1 Committee. This Plan shall be administered by such Board committee as may be designated by the Board to administer the Plan (the "Committee"); provided, however, that the Committee shall be comprised solely of two or more Disinterested Persons each of whom qualifies as a "Non-Employee Director" (as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended).

       4. Amendment of Article IV. Section 4.1 of the Plan shall be amended by deleting the phrase "two million one hundred seventy-five thousand (2,175,000) shares" in such Section and inserting the phrase "five million (5,000,000) shares" in lieu thereof.

                                  CERTIFICATION

       The undersigned Secretary of the Company does hereby certify that this Amendment was duly adopted by the Board of Directors on July 18, 1997 and by the shareholders on September 19, 1997.



                                           -------------------------------------
                                           Horst G. Sandfort
                                           President and Chief Executive Officer

                                 AMENDMENT NO. 2
                                       TO
                              INTELLON CORPORATION
                       AMENDED AND RESTATED INCENTIVE PLAN


       THIS AMENDMENT NO. 2 TO THE INTELLON CORPORATION AMENDED AND RESTATED INCENTIVE PLAN (the "Amendment") is made as of May 18, 2000.

                                WITNESSETH THAT:

       WHEREAS, Intellon Corporation (the "Company") has authorized, adopted and approved an Amended and Restated Incentive Plan (the "Plan"); and

       WHEREAS, the Company desires to amend the Plan in certain respects.

       NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

       1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

       2.     Amendment of Article IV.

              (a) Section 4.1 of the Plan shall be amended by deleting the phrase "five million (5,000,000) shares" in such Section and inserting the phrase "eight million five hundred thousand (8,500,000) shares" in lieu thereof.

              (b)    Section 4.3 of the Plan shall be amended by deleting such
                     Section in its entirety and inserting the following Section in lieu thereof:

                     4.3 Antidilution. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, consolidation, share exchange, liquidation, recapitalization, reclassification, stock split up, combination of shares, stock dividend, or other similar transaction or event, then the total number of shares of Stock authorized for issuance under the Plan, and the number of shares subject to Option and the Option Price for them, shall be proportionately adjusted by the Board.

       IN WITNESS WHEREOF, the undersigned has signed this Amendment effective as of May 18, 2000 for and on behalf of the Company.



                                           -------------------------------------
                                           Horst G. Sandfort
                                           President and Chief Executive Officer